UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	September 15, 2004

TierOne Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	000-50015	04-3638672
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1235 “N” Street, Lincoln, Nebraska 68508
(Address of principal executive offices, including zip code)

(402) 475-0251
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

        On September 15, 2004, TierOne Bank, a subsidiary of TierOne Corporation (the “Company”), entered into a definitive asset purchase agreement with First Indiana Bank of Indianapolis, Indiana (“First Indiana”) to acquire a portion of First Indiana’s active residential construction loan business. Pursuant to the asset purchase agreement, First Indiana will sell approximately $128 million of outstanding residential construction loans, against forward commitments of approximately $260 million, to TierOne Bank for an aggregate purchase price of approximately $129 million, which represents a premium of approximately $1 million. A copy of the Company’s press release announcing that TierOne Bank had entered into this definitive asset purchase agreement is being furnished as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01.    Regulation FD Disclosure.

        On September 15, 2004, the Company issued a press release announcing that TierOne Bank had entered into a definitive asset purchase agreement with First Indiana to acquire a portion of First Indiana’s active residential construction loan business. A copy of this press release is being furnished as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

99	Press Release of TierOne Corporation, dated September 15, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIERONE CORPORATION
Date: September 16, 2004	By: /s/ Gilbert G. Lundstrom
Gilbert G. Lundstrom
Chairman of the Board and Chief Executive Officer

TIERONE CORPORATION

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

99	Press Release of TierOne Corporation, dated September 15, 2004.